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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the use in this First Amendment to the Registration Statement on Form S-1 and Prospectus of Woronoco Bancorp, Inc. (proposed holding company for Woronoco Savings Bank) of our report dated February 27, 1998, except note 16 which is as of August 26, 1998, on the consolidated balance sheets of Woronoco Savings Bank as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in surplus and cash flows for each of the years in the three-year period ended December 31, 1997 and to the use of our name and the statements with respect to us, as appearing under the headings "Experts", "State Taxation", "Tax Aspects" and "Legal and Tax Opinions" in the Prospectus.


We also consent to the use of our State Tax opinion, dated November 13, 1998, appearing as an exhibit to the Registation Statement.



Wolf & Company, P.C.

/s/ Wolf & Company, P.C.


Boston, Massachusetts
December 30, 1998